Exhibit 5

September 12, 2006

Berkshire Hills Bancorp, Inc.

24 North Street

Pittsfield, Massachusetts 01202

Re: Registration Statement on Form S-3 filed on September 12, 2006, with respect to an aggregate of up to $125,000,000 of debt securities, common stock and preferred stock.

Ladies and Gentlemen:

We have acted as counsel to Berkshire Hills Bancorp, Inc. (the “Company”) in connection with the registration by the Company of up to an aggregate of $125,000,000 of securities (the “Securities”), consisting of any of the following: (1) debt securities, (2) common stock and (3) preferred stock. The registration of the Securities is set forth in the Registration Statement on Form S-3 (the “Registration Statement”) which is being filed on the date hereof with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5 to the Registration Statement.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectuses contained therein (each, a “Prospectus”) and any amendments or supplements thereto.

As counsel to the Company, we have examined relevant corporate and other documents and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that at the time of the issuance, the Company will be validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. In addition, we have assumed that any samples of documents submitted to us will be executed without any alterations made thereto.

To the extent that the obligations of the Company under any agreement or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement or indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement or indenture is duly qualified to engage in the activities contemplated by the agreement or indenture, as applicable; (iii) the agreement

Berkshire Hills Bancorp, Inc.

September 12, 2006

or indenture has been duly authorized, executed and delivered by the other party or parties to such agreement or indenture, as applicable, and constitutes the valid and binding obligations of the other party or parties to such agreement or indenture, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement or indenture is in compliance, with respect to any actions the other party to such agreement or indenture may take under such agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement or indenture has the requisite organizational and legal power and authority to perform its obligations under such agreement or indenture, as applicable.

For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; and (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any persons other than the Company; and (viii) unconscionability.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.	The shares of common stock of the Company, (A) when the board of directors of the Company, or a committee thereof (the “Board of Directors”) has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which its is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein, will be validly issued, fully paid and nonassessable.

2.	The shares of preferred stock of the Company, when (A) the Board of Directors has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the preferred stock and to approve the issuance and terms of the offering of the shares of the preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such preferred stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (no less than the par value of the preferred stock) provided for therein, will be validly issued, fully paid and nonassessable.

Berkshire Hills Bancorp, Inc.

September 12, 2006

3.	The debt securities of the Company, when duly established pursuant to the term of the indenture under which they are issued, so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture under which the obligations are issued, subject to the Enforceability Exceptions.

In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than those of the State of Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

This opinion is rendered to you and for your benefit solely in connection with the registration of the securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies hereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the securities and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Very truly yours,

/s/ Muldoon Murphy & Aguggia LLP MULDOON MURPHY & AGUGGIA LLP